EXHIBIT 21

                             SUBSIDIARIES OF COMPANY

Parent

Ames National Corporation

Subsidiaries (a)                                         Percentage of Ownership
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First National Bank, Ames, Iowa, a National Bank                  100%
Boone Bank and Trust Co., Boone, Iowa, an Iowa
  State Bank                                                      100%
State Bank & Trust Co., Nevada, Iowa, an Iowa
  State Bank                                                      100%
Randall-Story State Bank, Story City, Iowa,
  an Iowa State Bank                                              100%
United Bank & Trust NA, Marshalltown, Iowa,
  a National Bank                                                 100%

(a) The operation of Ames National Corporation's five wholly owned subsidiaries are included in the financial statements set forth in this Form 10-K.



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